UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 15, 2017

Date of Report (Date of earliest event reported)

AGRO CAPITAL MANAGEMENT CORP.
(Exact name of registrant as specified in its charter)

Nevada	333-185928	33-1230673
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Reitler Kailas & Rosenblatt LLC 885 Third Ave., 20th Floor New York, New York	10022
(Address of principal executive offices)	(Zip Code)

(212) 209-3050

Registrant’s telephone number, including area code

____________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant

On September 15, 2017, the Board of Directors of Agro Capital Management Corp., a Nevada corporation (the “Company”), approved the engagement of BF Borgers CPA PC as the Company’s independent registered accounting firm.

During the two fiscal years ended December 31, 2016 and the subsequent interim period through September 15, 2017, we have not consulted with BF Borgers CPA PC regarding either: (i) the application of accounting principles to any specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements; or (ii) any matter that was either the subject of a disagreement (as defined in Regulation S-K, Item 304(a)(1)(iv) and the related instructions) or reportable event (as defined in Regulation S-K, Item 304(a)(1)(v)).

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, the Company’s expectations regarding future financial performance and liquidity, its long-term strategy, restructuring and other initiatives, and future operations or operating results. These statements often can be identified by the use of terms such as "may," “should," “could,” will," "expect," "believe," “planned, "anticipate," "estimate," “project,” “intend,” “forecast,” "approximate" or "continue," or similar expressions. Although the Company believes that its expectations are based on reasonable assumptions within the bounds of its knowledge of its business and operations, the Company cannot assure that actual results will not differ materially from its expectations. The Company assumes no responsibility to update forward-looking statements made herein or otherwise.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGRO CAPITAL MANAGEMENT, CORP.

DATE: September 20, 2017

By:	/s/ Badurul Hisam Bin Samsuddin
Name:	Badurul Hisam Bin Samsuddin
Title:	CEO

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